Exhibit 99.2

News Release

For Immediate Release July 29, 2010	Contact:	Stacy Frole	(419) 627-2227

CEDAR FAIR COMPLETES REFINANCING OF SENIOR SECURED CREDIT FACILITIES

SANDUSKY, OHIO, July 29, 2010 – Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, today announced that it has successfully completed the refinancing of its existing senior secured credit facilities with new senior secured credit facilities (the “2010 Senior Secured Credit Facilities”), consisting of a $260 million revolving credit facility and a $1,175 million term loan.

“By successfully refinancing our debt, we accomplished two priorities: greater certainty within our capital structure and significantly enhanced financial flexibility,” said Dick Kinzel, Cedar Fair’s chairman, president and chief executive officer. “The fact that we were able to complete a transaction like this in an uncertain economic environment is a testament to the enthusiasm our lending partners have for our business model, growth potential and value creation. We truly appreciate the strong support of our relationship banks and the debt capital markets.”

The refinancing significantly extends the maturities of the Company’s debt, with the revolving credit facility maturing in July 2015 and the senior secured term loan maturing in December 2016. “This financing provides us with long-term stability in our capital structure as our earliest debt maturity, the revolving credit facility, is five years out,” added Peter Crage, Cedar Fair’s corporate vice president of finance and chief financial officer. “In addition, we believe the new covenants offer us the necessary flexibility we need to successfully pursue our strategy, which includes continued re-investment in our parks, debt reduction, as well as distributions at an appropriate time in the future.”

Cedar Fair Completes Refinancing of Senior Secured Credit Facilities

July 29, 2010

The interest rate for the $1,175 million senior secured term loan will be LIBOR plus a margin of 4.0% per annum, with a LIBOR floor of 1.5%. The interest rate for borrowings under the $260 million revolving credit facility will be LIBOR plus a margin of 4.0% per annum. The 2010 Senior Secured Credit Facilities are subject to customary affirmative, negative and financial covenants.

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Amusement parks in the Company’s northern region include two in Ohio: Cedar Point, consistently voted “Best Amusement Park in the World” in Amusement Today polls and Kings Island; as well as Canada’s Wonderland, near Toronto; Dorney Park, PA; Valleyfair, MN; and Michigan’s Adventure, MI. In the southern region are Kings Dominion, VA; Carowinds, NC; and Worlds of Fun, MO. Western parks in California include: Knott’s Berry Farm; California’s Great America; and Gilroy Gardens, which is managed under contract. For more information on Cedar Fair, visit the Company’s website at: www.cedarfair.com

Forward-Looking Statements

Some of the statements contained in this news release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements as to the Company’s expectations, beliefs and strategies regarding the future. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including general economic conditions, competition for consumer leisure time and spending, adverse weather conditions, unanticipated construction delays and other factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission (the “SEC”) could affect attendance at our parks and cause actual results to differ materially from the Company’s expectations. Additional information on risk factors that may affect the business and financial results of the Company can be

Cedar Fair Completes Refinancing of Senior Secured Credit Facilities

July 29, 2010

found in the Company’s Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release and prior news releases are available online at www.cedarfair.com.

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259    419-627-2233